CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants we hereby consent to the incorporation by reference in this Amendment No. 17 Form N-1A filing of the Variable Insurance Funds of our auditors' report on the financial statements of HSBC Variable Insurance Funds dated February 4, 2002 and to all references to our Firm included in or made a part of this Amendment No. 17 Form N-1A.

/s/ ARTHUR ANDERSEN LLP

Columbus, Ohio,

April 24, 2002